EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 13, 2017, with respect to the audited consolidated financial statements of El Capitan Precious Metals, Inc. and its subsidiaries for the years ended September 30, 2016 and 2015. Our report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
February 28, 2017